Exhibit 99.1

August 4, 2023

Fellow Shareholders:

The momentum in our business continued in the second quarter, with Fubo posting results that exceeded guidance, including 23% year-over-year growth in subscribers and 41% year-over-year revenue growth in North America (NA). The results for the quarter also marked a healthy year-over-year improvement in cash usage, demonstrating our focus on unit economics, cost control and profitability while strategically supporting our growth initiatives. In addition, we maintained a strong balance sheet and liquidity position, ending the quarter with $299.7 million in cash, cash equivalents and restricted cash. We are confident that we have sufficient liquidity to fund our operating plan and that the momentum in our business will continue as we raise our full year 2023 revenue and subscriber guidance in NA and make further progress towards our goal of achieving positive cash flow in 2025.

Q2 2023 Highlights1:

●	Posted Q2 NA subscribers of 1.167 million, meaningfully exceeding the midpoint of our Q2 NA subscriber guidance of 1.130 million, and revenue of $305 million, ahead of the midpoint of our guidance of $295 million.
●	Achieved a 1,380 bps year-over-year improvement in Gross Margin to 7%.
●	Expanded NA ARPU by 13% year-over-year to $81.62, an all-time record.
●	Made marked progress in optimizing our content costs as reflected in a 1,193 bps reduction in Subscriber-related expenses (SRE) as a percentage of revenue to 87%.
●	Achieved year-over-year improvement in Net Loss of $41 million and a $12 million improvement in net cash used in operating activities.
●	Continued to make considerable progress toward becoming cash flow and Adjusted EBITDA (AEBITDA) positive in 2025, with a Q2 AEBITDA improvement of $40 million and a Q2 Free Cash Flow improvement of $9 million, in each case as compared to Q2 of 2022.

Q2 Performance

Fubo posted Q2 North America subscriber growth ahead of guidance, reaffirming the pricing power and strong appeal of our sports-first content offering. Notably, we achieved this growth efficiently, with total sales and marketing expense as a percentage of revenue declining year-over-year from ~13% to ~11%.

1 Except as otherwise indicated, financial information presented in this letter reflects Fubo’s results on acontinuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below.

1

North America Subscription revenue growth of 45% year-over-year was driven by both expansion in ARPU, on the back of recent price increases, and the addition of regional sports networks (RSNs).

North America Advertising revenue grew 5% year-over-year, despite headwinds across ad budgets, highlighting both the appeal and resilience of our content and subscriber base for advertisers. We expect to see an acceleration in the back half of the year in connection with an anticipated recovery of ad budgets.

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Q2 2023 Results and Guidance2

Summary Financials (millions) (GLOBAL)	2Q22	2Q23	2Q23 YoY %
Revenue	$222.1	$312.7	+41%
Total Operating Expenses	$313.5	$365.2	+17%
Net Loss	$-95.0	$-54.2	-43%
Net Loss Margin	-42.8%	-17.3%	+2,543 bps
Adjusted EBITDA	$-70.1	$-30.5	-56%
Adjusted EBITDA Margin	-31.6%	-9.8%	+2,180 bps

Key Operating Metrics (NORTH AMERICA STREAMING)	2Q22	2Q23	2Q23 YoY %
Subscribers (thousands)	947	1,167	+23%
Revenue ($ in millions)	$216.2	$304.6	+41%
ARPU	$72.19	$81.62	+13%

Key Operating Metrics (REST OF WORLD STREAMING)	2Q22	2Q23	2Q23 YoY %
Subscribers (thousands)	347	394	+14%
Revenue ($ in millions)	$5.8	$8.2	+40%[3]
ARPU	$5.97	$6.91	+16%

2 Our consolidated Net Loss for 2Q23 was $49.9 million, which includes $4.3 million in income from discontinued operations. Net Loss from continuing operations was $54.2 million.

3 Excluding a favorable $0.17 million foreign currency impact in 2Q23, revenue growth was 37% at constant currency compared to the prior year. See Key Performance Metrics and Non-GAAP Measures below.

2

Guidance (NA)	3Q23	FY23
Revenue ($ in millions)	$272.5-$277.5	$1,260-$1,280
Subscribers (thousands)	1,327-1,347	1,565-1,585

Guidance (ROW)	3Q23	FY23
Revenue ($ in millions)	$7.2-$8.2	$29.4-$33.4
Subscribers (thousands)	382.5-387.5	380-400

Net Loss from continuing operations in the second quarter was $54.2 million, leading to an earnings per share (EPS) loss of $0.19. This compares favorably to a Net Loss from continuing operations of $95.0 million and an EPS loss of $0.51 in the second quarter of 2022. Adjusted EPS in the second quarter of 2023 improved to a loss of $0.12, compared to an adjusted EPS loss of $0.39 in 2Q22. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, amortization of debt discount and other non-cash items.

Our ongoing efforts to drive operating leverage across the business led to the second consecutive quarter of year-over-year improvements in both Free Cash Flow and AEBITDA of $9 million and $40 million, respectively.

We maintained a strong balance sheet and healthy liquidity position, ending the quarter with $299.7 million in cash, cash equivalents and restricted cash. We remain confident we have sufficient liquidity to achieve our stated profitability goals.

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Q2 2023 Operational Highlights

North America Ad Sales

Fubo delivered North America ad revenue of $22.8 million in the quarter, an increase of 5% year-over-year, reflecting the appeal of our highly sought-after audience and our premium sports-first content.

We believe Fubo is poised to continue to benefit from the ongoing market dynamics driving a decline in linear TV advertising alongside the growing appeal of connected TV (CTV). Accordingly, our focus has been on investing in our advertising team, technology and infrastructure in order to optimize our unique value proposition to advertisers. We are accelerating our direct sales business alongside our successful programmatic business and leveraging the Regional Sports Networks (RSNs) inventory to cater to ad categories that have both national and regional advertising needs.

North America Content

We continue to gain added leverage over our subscriber related expenses (SRE), which decreased from 99% to 87% of revenue in Q2 versus the same prior year period. We expect this year-over-year trend to continue as we work towards meaningfully growing subscribers, optimizing our pricing and further improving our mix of premium plans.

The launch of MLB.TV exceeded expectations and offers further support that fully integrated add-on products perform very well on the Fubo platform and drive ARPU expansion. On the back of the February launch of the Bally Sports RSNs across the country, Fubo is the only streaming platform carrying all four major sports league channels, along with all of their premium add-ons.

We also expanded our FAST channel offering and continue to see positive results from this initiative, including record hours watched, and ad revenue earned during the second quarter.

As part of our long-term partnership with Ryan Reynolds, we launched the Maximum Effort Channel at the end of the quarter. The channel is home to original content in addition to classic TV and movies distributed across Fubo and nearly a dozen streaming platforms. The network’s first original show, Bedtime Stories with Ryan, secured Autodesk as the Official Imagination Sponsor. The Maximum Effort Channel has introduced innovative sponsor opportunities, including whisper content breaks, enabling us to work creatively with ad partners.

The Maximum Effort Channel is an important component of our overall FAST channels strategy, which continues to gain momentum on our platform. With free ad-supported television networks like Maximum Effort Channel, we believe we can grow ad revenue and expand our entertainment programming with minimal incremental content costs.

Product Roadmap

We continue to focus on our proprietary tech stack to build the most intuitive and personalized TV experience for the consumer, while also driving a revenue fly-wheel for our business. Our goal remains to enhance the DVR experience by introducing AI product features designed to revolutionize how consumers engage with streaming video. Our recently launched Instant Highlights beta, which we tested during the NBA playoffs, is the first example of new Fubo products leveraging our AI technology. We are taking those learnings and applying them to a broader release planned for this fall for the football season.

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In the coming weeks, we will begin the rollout of our global Unified Platform (UP) initiative. Under UP, every Fubo app has been re-designed and re-built to leverage technology synergies across our global company. We believe UP will provide a number of new critical capabilities that neither Fubo nor Molotov have today - which we expect will increase product velocity, innovation and cost savings.

Guidance

North America Streaming

We are raising our prior FY 2023 revenue and subscriber guidance.

Our FY 2023 guidance now projects 1,565,000 to 1,585,000 subscribers, representing 9% year-over-year growth at the midpoint, and revenue of $1,260 to $1,280 million, representing 29% year-over-year growth at the midpoint. This FY 2023 revenue guidance implies $648 million of revenue at the midpoint in the second half of the year, $10.4 million higher than as implied by our prior guidance.

Q3 2023 guidance projects 1,327,000 to 1,347,000 subscribers, representing 9% year-over-year growth at the midpoint, and revenue of $272.5 to $277.5 million, representing 25% year-over-year growth at the midpoint.

ROW Streaming

Our FY 2023 guidance projects 380,000 to 400,000 subscribers, representing a 7% year-over-year decline at the midpoint, and revenue of $29.4 to $33.4 million, representing 29% year-over-year growth at the midpoint and an increase to our previous guidance. Note that our FY 2022 subscriber count was positively impacted by the 2022 World Cup.

Q3 2023 guidance projects 382,500 to 387,500 subscribers, representing 7% year-over-year growth at the midpoint, and revenue of $7.2 to $8.2 million, representing 34% year-over-year growth at the midpoint.

Conclusion

We are encouraged by our execution in the second quarter, exceeding our forecasts across a number of KPIs, including revenue and subscriber growth, as well as seeing improvements across other key operational metrics such as ARPU, SRE and Gross Margin. While we have much work ahead of us, we are as excited and as confident as ever about the opportunities ahead to leverage our resources on the back of key strategic additions to our platform, including over 35 RSNs and over 125 FAST channels, as well as the Maximum Effort Channel. We are confident we are on the right path to achieve our profitability goals.

We look forward to keeping you updated on our progress in the quarters to come.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

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Q2 2023 Earnings Live Conference Call

Fubo CEO David Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live call will be available on the Events & Presentations page of Fubo’s investor relations website. A replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Annual Report on Form 10-K for the year ended December 31, 2022 that has been filed with the SEC.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 175 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing of up to four live channels (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv

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Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including content partnerships, market opportunity, expectations regarding innovation, growth, profitability and becoming cash flow positive in 2025, industry, advertising and broader economic trends, planned product offerings, our anticipated cash requirements, our financial condition and our anticipated financial performance, including quarterly and annual guidance, and cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

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(FuboTV Inc. Financial Statements begin on the following pages)

fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30,
	2023	2022
	Unaudited	Unaudited
Revenues
Subscription	$288,994	$199,943
Advertising	23,070	22,020
Other	671	109
Total revenues	312,735	222,072
Operating expenses
Subscriber related expenses	270,953	218,900
Broadcasting and transmission	18,327	17,157
Sales and marketing	33,819	28,159
Technology and development	17,778	18,040
General and administrative	15,460	22,790
Depreciation and amortization	8,913	8,410
Total operating expenses	365,250	313,456
Operating loss	(52,515)	(91,384)

Other income (expense)
Interest expense, net of interest income	(457)	(3,511)
Amortization of debt discount	(645)	(619)
Other income (expense)	(713)	195
Total other expense	(1,815)	(3,935)

Loss from continuing operations before income taxes	(54,330)	(95,319)
Income tax benefit	121	355
Net loss from continuing operations	(54,209)	(94,964)

Discontinued operations
Income (loss) from discontinued operations before income taxes	4,259	(21,310)
Income tax benefit	-	-
Net income (loss) from discontinued operations	4,259	(21,310)

Net loss	(49,950)	(116,274)

Less: Net loss attributable to non-controlling interest	10	150
Net loss attributable to common shareholders	$(49,940)	$(116,124)

Other comprehensive income (loss)
Foreign currency translation adjustment	(137)	(844)
Comprehensive loss attributable to common shareholders	$(50,077)	$(116,968)

Net loss per share attributable to common shareholders
Basic and diluted loss per share from continuing operations	$(0.19)	$(0.51)
Basic and diluted loss per share from discontinued operations	$0.02	$(0.12)
Basic and diluted net loss per share	$(0.17)	$(0.63)
Weighted average shares outstanding:
Basic and diluted	291,720,400	185,103,005

Stock-based compensation was allocated as follows:
Subscriber related expenses	57	36
Sales and marketing	5,990	4,334
Technology and development	2,980	2,659
General and administrative	4,029	5,835
Total stock-based compensation	13,056	12,864

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fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2023	2022
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$293,515	$337,087
Accounts receivable, net	48,885	43,996
Prepaid sports rights	36,900	37,668
Prepaid and other current assets	15,632	13,508
Assets of discontinued operations	2,151	4,643
Total current assets	397,083	436,902

Property and equipment, net	5,015	4,975
Restricted cash	6,141	6,139
Intangible assets, net	166,407	171,832
Goodwill	621,076	618,506
Right-of-use assets	37,592	35,888
Other non-current assets	6,936	3,532
Total assets	$1,240,250	$1,277,774

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	49,247	66,952
Accrued expenses and other current liabilities	242,894	264,415
Notes payable	5,997	5,687
Deferred revenue	60,746	65,370
Long-term borrowings - current portion	1,700	1,986
Current portion of lease liabilities	3,887	1,763
Liabilities of discontinued operations	26,761	32,581
Total current liabilities	391,232	438,754

Convertible notes, net of discount	395,362	394,094
Deferred income taxes	530	765
Lease liabilities	39,611	39,266
Other long-term liabilities	3,401	1,565
Total liabilities	830,136	874,444

Redeemable non-controlling interest	-	1,648

Shareholders’ equity:
Common stock par value $0.0001: 400,000,000 shares authorized; 292,559,125 and 209,684,548 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	29	21
Additional paid-in capital	2,110,746	1,972,006
Accumulated deficit	(1,691,641)	(1,558,088)
Non-controlling interest	(11,309)	(11,662)
Accumulated other comprehensive income (loss)	2,289	(595)
Total shareholders’ equity	410,114	401,682
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,240,250	$1,277,774

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fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2023	2022
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(133,574)	$(257,091)
Less: Income (loss) from discontinued operations, net of tax	4,003	(33,764)
Net loss from continuing operations	(137,577)	(223,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,755	19,766
Stock-based compensation	26,744	30,291
Amortization of debt discount	1,268	1,219
Deferred income tax benefit	(235)	(758)
Change in fair value of warrant liabilities	-	1,701
Amortization of right-of-use assets	1,359	1,721
Other adjustments	319	653
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable, net	(4,828)	2,465
Prepaid expenses and other assets	(5,169)	13,669
Prepaid sports rights	1,127	(38,687)
Accounts payable	(20,716)	(3,284)
Accrued expenses and other liabilities	(22,845)	(6,700)
Deferred revenue	(4,659)	(1,962)
Lease liabilities	(610)	604
Net cash used in operating activities - continuing operations	(148,067)	(202,629)
Net cash used in operating activities - discontinued operations	(1,232)	(14,369)
Net cash used in operating activities	(149,299)	(216,998)

Cash flows from investing activities
Purchases of short term investments	-	(100,000)
Purchases of property and equipment	(267)	(962)
Capitalization of Internal Use Software	(8,404)	(1,949)
Net cash used in investing activities - continuing operations	(8,671)	(102,911)
Net cash used in investing activities - discontinued operations	-	(4,255)
Net cash used in investing activities	(8,671)	(107,166)

Cash flows from financing activities
Proceeds from sale of common stock, net of fees	116,903	220,188
Redemption of NCI	(2,147)	-
Vested restricted stock unit settled for cash	(125)	-
Proceeds from exercise of stock options	95	572
Proceeds from the exercise of warrants	-	5,000
Repayments of notes payable and long-term borrowings	(326)	(1,359)
Net cash provided by financing activities - continuing operations	114,400	224,401
Net cash provided by financing activities - discontinued operations	-	-
Net cash provided by financing activities	114,400	224,401

Net decrease in cash, cash equivalents and restricted cash	(43,570)	(99,763)
Cash, cash equivalents and restricted cash at beginning of period	343,226	376,080
Cash, cash equivalents and restricted cash at end of period	$299,656	$276,317

Supplemental disclosure of cash flows information:
Interest paid	6,579	6,639
Income tax paid	6	-

Non cash financing and investing activities:
Shares settled liability	3,670	-
Reclassification of the equity components of the 2026 Convertible Notes to liability upon adoption of ASU 2020-06	-	75,264
Cashless exercise of warrants	-	5,249
Accrued expenses - At-the-market offering	9	-

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Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment, are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

Beginning in the third quarter of 2022, Average Revenue Per User (ARPU) is calculated using Subscription revenue and Advertising revenue on a GAAP basis. Previously, ARPU was calculated using Platform Bookings, which consisted of Subscription revenue and Advertising revenue, adjusted for deferred revenue.

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

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Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt discount, amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment and capitalization of internal use software). We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Revenue Growth Presented on a Constant Currency Basis

Revenue growth presented on a constant currency basis is a non-GAAP measure defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

Subscriber Acquisition Cost

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, as well as revenue growth presented on a constant currency basis, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures. We have recast our previously disclosed non-GAAP financial measures to only reflect the results from continuing operations, thereby removing the discontinued operations of our former wagering reportable segment.

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$288,994	$199,943
Advertising Revenue (GAAP)	23,070	22,020
Subtract:
ROW Subscription Revenue	(7,906)	(5,540)
ROW Advertising Revenue	(250)	(303)
Total	303,908	216,120
Divide:
Average Subscribers (North America)	1,241,218	997,979
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$81.62	$72.19

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to ROW ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$288,994	$199,943
Advertising Revenue (GAAP)	23,070	22,020
Subtract:
North America Subscription Revenue	(281,088)	(194,403)
North America Advertising Revenue	(22,820)	(21,717)
Total	8,156	5,843
Divide:
Average Subscribers (ROW)	393,601	326,162
Months in Period	3	3
ROW Monthly Average Revenue per User (ROW ARPU)	$6.91	$5.97

14

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(54,209)	$(94,964)
Depreciation and amortization	8,913	8,410
Stock-based Compensation	13,057	12,864
Other expense	1,815	3,935
Income tax benefit	(121)	(355)
Adjusted EBITDA	(30,545)	(70,110)

Adjusted EBITDA	(30,545)	(70,110)
Divide:
Revenue	312,735	222,072
Adjusted EBITDA Margin	-9.8%	-31.6%

15

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(71,028)	$(83,430)
Subtract:
Purchases of property and equipment	(165)	(164)
Capitalization of internal use software	(4,588)	(923)
Free Cash Flow	(75,781)	(84,517)

16

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Net loss attributable to common shareholders	$(49,940)	$(116,124)
Subtract:
Net income (loss) from discontinued operations	4,259	(21,310)
Net loss from continuing operations attributable to common shareholders	(54,199)	(94,814)

Net loss from continuing operations attributable to common shareholders	(54,199)	(94,814)
Stock-based Compensation	13,056	14,208
Amortization of debt discount	645	619
Amortization of intangibles	8,497	8,098
Adjusted net loss from continuing operations	(32,001)	(71,888)

Weighted average shares outstanding:
Basic and diluted	291,720,400	185,103,005

Adjusted EPS from continuing operations	$(0.12)	$(0.39)

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# # #

Contacts

Investor Contacts:

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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